UNITED STATES
			  SECURITIES AND EXCHANGE COMMISSION
			      Washington, D.C. 20549






				     FORM 8-K

				            CURRENT REPORT
      			 PURSUANT TO SECTION 13 OR 15(d)
		     OF THE SECURITIES EXCHANGE ACT OF 1934


	Date of Report (Date of earliest event reported):  July 27, 1995









             			       3Com Corporation
	      (Exact name of registrant as specified in its charter)


      	  California                     0-12867                 94-2605794
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
 incorporation or organization)                             Identification No.)



       	 5400 Bayfront Plaza                                95052
       Santa Clara, California                            (Zip Code)
(Address of principal executive offices)




Registrant's telephone number, including area code:  (408) 764-5000









Item 5.         Other Events

	In a press release disseminated on July 27, 1995, the registrant publicly announced the execution of a definitive agreement to merge Chipcom Corporation ("Chipcom") into a wholly-owned subsidiary of the registrant. Under the terms of the agreement, .53 of a share of the registrant's common stock will be exchanged for each outstanding share of Chipcom common stock (or 1.06 shares, giving the effect to the registrant's pending 2-for-1 stock split). Based upon the closing price of the registrant's common stock on July 26, 1995, the transaction is valued at approximately $775 million. The transaction is expected to close in October 1995. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.         Financial Statements, Pro Forma Financial Information
              		and Exhibits

		A copy of the registrant's press release dated
		July 27, 1995, announcing its agreement to merge Chipcom into a wholly-owned subsidiary of the registrant is attached hereto as an exhibit and is incorporated herein by reference.










SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	3COM CORPORATION



July 31, 1995                  By: /s/ Christopher B. Paisley
                            				  ---------------------------
				                                   Christopher B. Paisley
				                                   Chief Financial Officer








INDEX TO EXHIBITS




Exhibit                Document
- -------                --------
 99.1          Press release disseminated July 27, 1995